Exhibit 99.1
Williams-Sonoma, Inc. announces strong second quarter 2026 results
Q2 comparable brand revenue +6.2%
GAAP operating margin of 22.9%; non-GAAP operating margin of 17.3%
GAAP diluted EPS of $2.84; non-GAAP diluted EPS of $2.10
Raises full-year 2026 outlook
San Francisco, CA, August 26, 2026 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second quarter ended August 2, 2026 versus the second quarter ended August 3, 2025.
“We delivered a very strong second quarter. In Q2, our comp came in at 6.2%, with total revenue growth of 6.7%, and we drove an operating margin of 17.3% with earnings per share of $2.10. Every brand delivered again in the quarter, driven by strong execution across our brands, our channels, and our team,” said Laura Alber, President and Chief Executive Officer.

Alber concluded, “Our strategies continue to gain momentum, and our results reflect the power of our execution. We gained market share, continued to outperform the industry, and raised our annual outlook on both the top and bottom lines. We are delivering compounding results despite the housing market and other macroeconomic events, and we remain confident in our priorities and plans for the remainder of 2026 and beyond.”
SECOND QUARTER 2026 HIGHLIGHTS
•Comparable brand revenue +6.2%.
•Gross margin of 51.6% on a GAAP basis, +450bps to LY driven by (i) IEEPA tariff refunds, net of tariff-related vendor concessions, of +610bps, (ii) occupancy leverage of +40bps, and (iii) supply chain efficiencies of +30bps, partially offset by (iv) lower merchandise margins of -230bps primarily driven by tariff costs. Occupancy costs of $208 million, +3.3% to LY.
•Gross margin of 45.5% on a non-GAAP basis, -160bps to LY driven by (i) lower merchandise margins of -230bps primarily driven by tariff costs, partially offset by (ii) supply chain efficiencies of +30bps, and (iii) occupancy leverage of +40bps. Occupancy costs of $208 million, +3.3% to LY.
•SG&A rate of 28.7% on a GAAP basis, -50bps to LY driven by (i) employment expense leverage, net of a one-time tariff-related employee recognition cost in the form of a discretionary 401(k) contribution, of -70bps, partially offset by (ii) higher general expenses of +10bps, and (iii) higher advertising expenses of +10bps. SG&A of $563 million, +5.0% to LY on a GAAP basis.
•SG&A rate of 28.2% on a non-GAAP basis, -100bps to LY driven by (i) employment expense leverage of -120bps, partially offset by (ii) higher general expenses of +10bps, and (iii) higher advertising expenses of +10bps. SG&A of $553 million, +3.1% to LY on a non-GAAP basis.
•Operating income of $449 million with an operating margin of 22.9% on a GAAP basis; or $338 million with an operating margin of 17.3% on a non-GAAP basis. +500bps to LY on a GAAP basis and -60bps to LY on a non-GAAP basis.
•GAAP diluted EPS of $2.84 per share, or $2.10 on a non-GAAP basis. +42.0% to LY on a GAAP basis and +5.0% to LY on a non-GAAP basis.
•Merchandise inventories +1.0% to the second quarter LY to $1.45 billion, net of $29.3 million of deferred tariff refund income recorded as a reduction of inventory.
•Maintained strong liquidity position of $1.0 billion in cash and $696 million in operating cash flow, inclusive of the collection of $200.2 million of tariff refunds and the related interest, enabling the company to deliver returns to stockholders of $90 million through dividends.

TARIFF REFUND
During the second quarter of fiscal 2026, we recognized income from the refund of previously paid International Emergency Economic Powers Act (“IEEPA”) tariffs. During the quarter, we recorded (i) a reduction of cost of goods sold of $167.8 million related to refunds received for tariffs that have been previously expensed and (ii) related interest income of $6.3 million. This income was partially offset by (i) a provision of $47.5 million to reimburse certain merchandise vendors that previously provided tariff-related concessions and (ii) a one-time tariff-related employee recognition cost of $10.0 million, in the form of a discretionary 401(k) contribution to all eligible employees. As of August 2, 2026, we deferred $29.3 million of the tariff refund income as a reduction of merchandise inventories, which we anticipate recognizing as a reduction to cost of goods sold in the third quarter of fiscal 2026. Substantially all of our initial refund claim of $197.8 million has been collected as of August 2, 2026, with a remaining tariff refund receivable of $3.2 million. We have adjusted all of these tariff-related items as non-GAAP adjustments. See Exhibit 1 for our GAAP to non-GAAP reconciliation.
OUTLOOK
•We are raising our fiscal 2026 guidance to reflect our year-to-date strong performance.
•In fiscal 2026, we now expect annual net revenues in the range of +4.7% to +7.2%, with comps in the range of +4.0% to +6.5%; and an operating margin, on a non-GAAP basis, between 17.8% to 18.2%.
•Our guidance assumes (i) all tariffs currently in place will remain for fiscal 2026, including the Section 232 tariffs, the existing Section 301 tariffs, the new Section 301 tariffs announced on July 23rd, and the latest tariffs between Canada and the United States, (ii) oil prices will remain elevated for the remainder of the year, and (iii) no benefit from tariff refunds or related interest.
•For fiscal 2026, we expect annual interest income of approximately $25 million and an effective tax rate of approximately 26%, both on a non-GAAP basis.
•Over the long term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, August 26, 2026, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release and our accompanying earnings call include non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP measures to the most directly comparable GAAP measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items; these excluded items may include exit costs, reduction-in-force initiatives, impairment, early termination charges and other non-recurring or non-operational income or expenses. For the same reasons, we are unable to address the probable significance of any such excluded items. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Such non-GAAP measures may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2026 outlook and long-term financial targets, and statements regarding our industry trends and business strategies.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: our ability to provide products that are designed and built for durability and longevity at competitive prices; changes in and the related impact of U.S. (federal, state and local) and international tax laws, trade policies and regulations; our ability to mitigate current and future tariffs; factors, including but not limited to general economic conditions, inflationary pressures, consumer disposable income, rising fuel prices, recession and fears of recession, unemployment, war and fears of war, adverse weather, availability of consumer credit, conditions in the housing market, elevated interest rates, and consumer confidence in current and future economic conditions that can affect consumer spending; the plans, strategies, initiatives and objectives of management for future operations; our ability to execute strategic priorities and growth initiatives; our beliefs about our competitive advantages and areas of potential future growth in the market; the impact of periods of decreased home purchases; our ability to anticipate consumer preferences and buying trends; factors, including but not limited to fuel costs, labor disputes, union organizing activity, geopolitical instability, and acts of terrorism and war, that can affect the global supply chain; effective inventory management; timely and effective sourcing and delivery of merchandise from our suppliers; our ability to respond to the growing use of and to adopt new technologies, including artificial intelligence; our belief in the reasonableness of the steps taken by us and our suppliers to protect the security and confidentiality of the information we collect; multi-channel and multi-brand complexities; our brands, products, retail and related initiatives, including our ability to introduce new products, product lines, brands and brand extensions, and bring in new customers; challenges associated with our global presence and expansion efforts; our ability to control employment, advertising, occupancy, and other operating costs; payment of dividends; our ability to drive long-term sustainable returns; our capital allocation strategy in fiscal 2026; our planned use of cash in fiscal 2026; projections of earnings, revenues, growth and other financial items; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2026 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended August 2, 2026. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s brands — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, GreenRow, and Dormify — represent distinct merchandise strategies that are marketed through e-commerce, direct-mail catalogs, retail stores, and business-to-business. These brands collectively support The Key Rewards, our loyalty and credit card program that offers members exclusive benefits. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, and have unaffiliated franchisees that operate stores in Mexico, South Korea, India and the Philippines.
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended				For the Twenty-six Weeks Ended
	August 2, 2026		August 3, 2025		August 2, 2026		August 3, 2025
(In thousands, except per share amounts)	$	% of Net revenues	$	% of Net revenues	$	% of Net revenues	$	% of Net revenues
Net revenues	$1,959,757	100.0%	$1,836,760	100.0%	$3,765,213	100.0%	$3,566,873	100.0%
Cost of goods sold	947,809	48.4	972,137	52.9	1,959,839	52.1	1,936,441	54.3
Gross profit	1,011,948	51.6	864,623	47.1	1,805,374	47.9	1,630,432	45.7
Selling, general and administrative expenses	563,153	28.7	536,564	29.2	1,064,891	28.3	1,011,660	28.4
Operating income	448,795	22.9	328,059	17.9	740,483	19.7	618,772	17.3
Interest income, net	12,412	0.6	9,080	0.5	19,319	0.5	18,613	0.5
Earnings before income taxes	461,207	23.5	337,139	18.4	759,802	20.2	637,385	17.9
Income taxes	123,098	6.3	89,577	4.9	190,331	5.1	158,560	4.4
Net earnings	$338,109	17.3%	$247,562	13.5%	$569,471	15.1%	$478,825	13.4%
Earnings per share (EPS):
Basic	$2.87		$2.03		$4.82		$3.91
Diluted	$2.84		$2.00		$4.77		$3.86
Shares used in calculation of EPS:
Basic	117,765		122,121		118,075		122,614
Diluted	118,892		123,595		119,375		124,163

2nd Quarter Net Revenues and Comparable Brand Revenue Growth [1]

	Net revenues		Comparable brand revenue growth
(In thousands, except percentages)	Q2 26	Q2 25	Q2 26	Q2 25
Pottery Barn	$770,808	$724,579	5.1%	1.1%
West Elm	496,251	468,550	6.4	3.3
Williams Sonoma [2]	268,828	249,053	7.6	5.1
Pottery Barn Kids and Teen	297,438	286,749	3.5	5.3
Other [3]	126,432	107,829	N/A	N/A
Total [4]	$1,959,757	$1,836,760	6.2%	3.7%
1See the Company’s 10-K for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Includes Williams Sonoma Home net revenues.
3Primarily consists of net revenues from Rejuvenation, Mark and Graham, our international franchise operations, GreenRow and Dormify.
4Total comparable brand revenue growth includes Rejuvenation, Mark and Graham, and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	August 2, 2026	February 1, 2026	August 3, 2025
Assets
Current assets
Cash and cash equivalents	$1,028,936	$1,019,801	$985,823
Accounts receivable, net	146,219	126,821	115,509
Merchandise inventories, net	1,447,423	1,462,849	1,433,605
Prepaid expenses	105,583	80,053	100,622
Other current assets	18,385	23,663	19,961
Total current assets	2,746,546	2,713,187	2,655,520
Property and equipment, net	1,121,677	1,095,158	1,029,526
Operating lease right-of-use assets	1,322,644	1,270,272	1,221,792
Deferred income taxes, net	74,433	99,161	95,797
Goodwill	77,369	77,398	77,374
Other long-term assets, net	163,637	156,736	148,359
Total assets	$5,506,306	$5,411,912	$5,228,368
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$703,822	$637,985	$601,661
Accrued expenses	207,857	314,588	202,914
Gift card and other deferred revenue	618,926	602,940	578,192
Income taxes payable	62,098	78,943	74,329
Operating lease liabilities	217,032	221,356	222,572
Other current liabilities	88,843	98,318	86,641
Total current liabilities	1,898,578	1,954,130	1,766,309
Long-term operating lease liabilities	1,310,914	1,235,549	1,171,675
Other long-term liabilities	155,900	139,674	140,688
Total liabilities	3,365,392	3,329,353	3,078,672
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 117,779, 118,770, and 121,790 shares issued and outstanding at August 2, 2026, February 1, 2026 and August 3, 2025, respectively	1,178	1,188	1,219
Additional paid-in capital	543,931	587,433	544,244
Retained earnings	1,611,605	1,509,129	1,622,191
Accumulated other comprehensive loss	(14,142)	(13,176)	(15,943)
Treasury stock, at cost	(1,658)	(2,015)	(2,015)
Total stockholders' equity	2,140,914	2,082,559	2,149,696
Total liabilities and stockholders' equity	$5,506,306	$5,411,912	$5,228,368

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	May 3, 2026	Openings	Closings	August 2, 2026	August 3, 2025
Pottery Barn	180	2	(1)	181	181
Williams Sonoma	153	—	—	153	154
West Elm	116	1	—	117	119
Pottery Barn Kids	43	—	—	43	44
Rejuvenation	13	—	—	13	11
GreenRow	1	—	—	1	—
Total	506	3	(1)	508	509

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Twenty-six Weeks Ended
(In thousands)	August 2, 2026	August 3, 2025
Cash flows from operating activities:
Net earnings	$569,471	$478,825
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	112,683	113,165
Loss on disposal/impairment of assets	1,108	3,599
Non-cash lease expense	127,380	121,936
Deferred income taxes	12,884	14,658
Tax benefit related to stock-based awards	11,650	11,423
Stock-based compensation expense	61,530	46,974
Other	(898)	(1,275)
Changes in:
Accounts receivable	(19,495)	2,411
Merchandise inventories	15,000	(98,562)
Prepaid expenses and other assets	(27,704)	(37,959)
Accounts payable	49,314	(48,962)
Accrued expenses and other liabilities	(89,166)	(78,142)
Gift card and other deferred revenue	16,197	(7,069)
Operating lease liabilities	(127,247)	(125,977)
Income taxes payable	(16,845)	6,633
Net cash provided by operating activities	695,862	401,678
Cash flows from investing activities:
Purchases of property and equipment	(116,434)	(110,293)
Other	62	(1,195)
Net cash used in investing activities	(116,372)	(111,488)
Cash flows from financing activities:
Repurchases of common stock	(287,805)	(289,108)
Payment of dividends	(175,444)	(155,994)
Tax withholdings related to stock-based awards	(99,095)	(67,903)
Debt issuance costs	—	(1,187)
Other	(7,658)	(6,941)
Net cash used in financing activities	(570,002)	(521,133)
Effect of exchange rates on cash and cash equivalents	(353)	3,789
Net increase (decrease) in cash and cash equivalents	9,135	(227,154)
Cash and cash equivalents at beginning of period	1,019,801	1,212,977
Cash and cash equivalents at end of period	$1,028,936	$985,823

Exhibit 1

2nd Quarter GAAP to Non-GAAP Reconciliation (unaudited)

	For the Thirteen Weeks Ended				For the Twenty-six Weeks Ended
	August 2, 2026		August 3, 2025		August 2, 2026		August 3, 2025
(In thousands, except per share data)	$	% of Net revenues	$	% of Net revenues	$	% of Net revenues	$	% of Net revenues
Gross profit	$1,011,948	51.6%	$864,623	47.1%	$1,805,374	47.9%	$1,630,432	45.7%
Tariff refund income[1]	(167,778)		—		(167,778)		—
Tariff refund-related vendor concessions[2]	47,464		—		47,464		—
Non-GAAP gross profit	$891,634	45.5%	$864,623	47.1%	$1,685,060	44.8%	$1,630,432	45.7%

Selling, general and administrative expenses	$563,153	28.7%	$536,564	29.2%	$1,064,891	28.3%	$1,011,660	28.4%
Tariff refund-related employee recognition[3]	(10,000)		—		(10,000)		—
Non-GAAP selling, general and administrative expenses	$553,153	28.2%	$536,564	29.2%	$1,054,891	28.0%	$1,011,660	28.4%

Operating income	$448,795	22.9%	$328,059	17.9%	$740,483	19.7%	$618,772	17.3%
Tariff refund income[1]	(167,778)		—		(167,778)		—
Tariff refund-related vendor concessions[2]	47,464		—		47,464		—
Tariff refund-related employee recognition[3]	10,000		—		10,000		—
Non-GAAP operating income	$338,481	17.3%	$328,059	17.9%	$630,169	16.7%	$618,772	17.3%

Interest income, net	$12,412	0.6%	$9,080	0.5%	$19,319	0.5%	$18,613	0.5%
Interest income on tariff refund[4]	(6,346)		—		(6,346)		—
Non-GAAP interest income, net	$6,066	0.3%	$9,080	0.5%	$12,973	0.3%	$18,613	0.5%

Earnings before income taxes	$461,207	23.5%	$337,139	18.4%	$759,802	20.2%	$637,385	17.9%
Tariff refund income[1]	(167,778)		—		(167,778)		—
Tariff refund-related vendor concessions[2]	47,464		—		47,464		—
Tariff refund-related employee recognition[3]	10,000		—		10,000		—
Interest income on tariff refund[4]	(6,346)		—		(6,346)		—
Non-GAAP earnings before income taxes	$344,547	17.6%	$337,139	18.4%	$643,142	17.1%	$637,385	17.9%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$123,098	26.7%	$89,577	26.6%	$190,331	25.1%	$158,560	24.9%
Tariff refund income[1]	(41,428)		—		(41,428)		—
Tariff refund-related vendor concessions[2]	11,720		—		11,720		—
Tariff refund-related employee recognition[3]	2,469		—		2,469		—
Interest income on tariff refund[4]	(1,567)		—		(1,567)		—
Non-GAAP income taxes	$94,292	27.4%	$89,577	26.6%	$161,525	25.1%	$158,560	24.9%

Diluted EPS	$2.84		$2.00		$4.77		$3.86
Tariff refund income[1]	(1.06)		—		(1.06)		—
Tariff refund-related vendor concessions[2]	0.30		—		0.30		—
Tariff refund-related employee recognition[3]	0.06		—		0.06		—
Interest income on tariff refund[4]	(0.04)		—		(0.04)		—
Non-GAAP diluted EPS[5]	$2.10		$2.00		$4.03		$3.86
1During Q2 2026, we recognized a reduction to cost of goods sold of $167.8 million related to a refund of IEEPA tariffs.
2During Q2 2026, we recorded a provision of $47.5 million to reimburse certain merchandise vendors that previously provided tariff-related concessions.
3During Q2 2026, we recorded a one-time tariff-related employee recognition cost of $10.0 million, in the form of a discretionary 401(k) contribution to all eligible employees.
4During Q2 2026, we recognized interest income of $6.3 million related to interest received on IEEPA tariff refunds.
5Per share amounts may not sum due to rounding to the nearest cent per diluted share.

SEC Regulation G – Non-GAAP Information
These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, interest income, earnings before income taxes, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.